Exhibit 99.1

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

Intel to Redeem 3.25% Junior Subordinated Convertible Debentures Due 2039

SANTA CLARA, Calif., Nov. 25, 2019 — Intel Corporation (NASDAQ: INTC) announced today that it has issued a notice of redemption to redeem on Jan. 9, 2020, all of its outstanding 3.25% Junior Subordinated Convertible Debentures due 2039 (CUSIP Number 458140AF7) (the “Securities”). As of Nov. 12, 2019, approximately $372 million principal amount of the Securities was outstanding.

The Securities called for redemption will be redeemed at a stated redemption price equal to 100% of the aggregate principal amount of such Securities, plus accrued and unpaid interest to (but excluding) the redemption date.

The conversion rate of the Securities as of Nov. 22, 2019, is 49.6852 shares of Intel common stock per $1,000 principal amount of the Securities, which is equivalent to a conversion price of $20.13 per share of common stock. The Securities called for redemption may be converted at any time before the close of business (which is 5 p.m., ET) on Jan. 6, 2020, the third Scheduled Trading Day (as defined in the indenture governing the Securities) immediately preceding the redemption date. Intel will settle the conversion obligation with respect to the Securities in cash. The amount of cash payable upon conversion of any Security shall, for each share of common stock into which the Security is convertible, be equal to the sum of the Daily Settlement Amounts (as defined in the indenture) for each of the 20 trading days during the Observation Period. The Observation Period means the 20 consecutive trading days beginning on and including the 22nd Scheduled Trading Day prior to the redemption date. Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest and the Company’s settlement of the conversion obligation shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid interest to, but not including the conversion date.

A copy of the notice of redemption may be obtained from Wells Fargo Bank, National Association, as trustee, paying agent and conversion agent, by calling (800) 344-5128.

About Intel

Intel (NASDAQ: INTC), a leader in the semiconductor industry, is shaping the data-centric future with computing and communications technology that is the foundation of the world’s innovations. The company’s engineering expertise is helping address the world’s greatest challenges as well as helping secure, power and connect billions of devices and the infrastructure of the smart, connected world – from the cloud to the network to the edge and everything in between. Find more information about Intel at newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

CONTACTS:	Brooke Wells	Cara Walker
	Investor Relations	Media Relations
	503-613-8230	503-696-0831
	brooke.wells@intel.com	cara.walker@intel.com

Forward-Looking Statements

This press release contains forward-looking statements relating to the redemption of the Securities, as well as forward-looking statements relating to Intel’s future plans and expectations. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements included in this release are based on management expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Such risks and uncertainties include changes in market conditions and other risks detailed in Intel’s SEC filings, including its most recent reports on Form 10-K, Form 10-Q, and Form 8-K, which are available at the SEC’s website at www.sec.gov. Copies of Intel’s SEC filings may also be obtained by visiting Intel’s Investor Relations website at www.intc.com.